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EXHIBIT  99.01
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Northern  States  Power  Company  Cautionary  Factors

     The Private Securities Litigation Reform Act of 1995 (the Act) provides a new "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been and will be made in written documents and oral presentations of Northern States Power Company, a Wisconsin Corporation (the Company). Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used in the Company's documents or oral presentations, the words "anticipate", "estimate", "expect", "objective", "possible", "potential" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the Company's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

-       Economic conditions including inflation rates and monetary fluctuations;
- Trade, monetary, fiscal, taxation, and environmental policies of governments, agencies and similar organizations in geographic areas where the Company has a financial interest;
- Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;
- Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;
- Availability or cost of capital such as changes in: interest rates; market perceptions of the utility industry, or the Company; or security ratings;
-          Factors  affecting  operations  such  as  unusual weather conditions;
catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;
- Employee work force factors including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;
- Increased competition in the utility industry, including: industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;
- Rate-setting policies or procedures of regulatory entities, including environmental externalities, which are values established by regulators assigning environmental costs to each method of electricity generation when evaluating generation resource options;
-    Social attitudes regarding the utility and power industries;
- Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;
- Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;
- Other business or investment considerations that may be disclosed from time to time in the Company's Securities and Exchange Commission filings or in other publicly disseminated written documents.

The  Company  undertakes  no  obligation  to  publicly  update  or  revise  any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review factors pursuant to the Act should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by the Company prior to the effective date of the Act.